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Exhibit 99.1

CONTACTS: Investor relations: Gregg Haddad 813-206-3916 gregg.haddad@wellcare.com	Media relations: Julie Pulliam 770-913-2200 julie.pulliam@wellcare.com

WellCare Selected To Expand Kentucky Medicaid Service Area

TAMPA, Fla. (October 4, 2012) — WellCare Health Plans, Inc. (NYSE: WCG) today announced that the Kentucky Cabinet for Health and Family Services has selected WellCare of Kentucky, Inc. to serve the Medicaid program in the commonwealth's Region 3, including Louisville and 15 surrounding counties. As a result, WellCare will serve the Kentucky Medicaid program statewide.
WellCare is one of four health plans selected to manage care for approximately 175,000 beneficiaries in Region 3. Services for these members are expected to begin January 1, 2013. As of June 30, 2012, WellCare served approximately 154,000 Kentucky Medicaid members.
In addition, beginning January 1, 2013, WellCare will offer Medicare Advantage plans for the first time in Boone, Bourbon, Campbell, Clark, Fayette, Grant, Jefferson, Kenton, Pendleton, and Scott counties in Kentucky. WellCare has offered Medicare Prescription Drug Plans in the commonwealth since 2006, and served approximately 15,000 Kentucky residents in this program as of June 30, 2012.
“We are privileged to have the opportunity to expand our services into Region 3, and we are pleased to continue our collaboration and partnership with the commonwealth,” said Alec Cunningham, WellCare's CEO. “This expansion, combined with our new Medicare Advantage plans in Kentucky, enables us to offer the full spectrum of government-sponsored health care programs to our members in Kentucky.”

With this new award, WellCare will coordinate medical, behavioral and dental health for eligible Medicaid recipients in the Temporary Assistance for Needy Families, Children's Health Insurance Program and Aged, Blind and Disabled programs. WellCare will focus on improving health care outcomes and care coordination, promoting wellness and healthier lifestyles, and lowering the cost of health care.
About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The company serves approximately 2.6 million members nationwide as of June 30, 2012. For more information about WellCare, please visit the company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include

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words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. The company's statements regarding lowering the cost of health care and the anticipated start date of the program are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, future changes in health care law, WellCare’s ability to estimate and manage medical benefits expense, WellCare’s ability to effectively manage growth, WellCare’s ability to build and maintain cost-effective contracts with providers, the demographic mix of members, and WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions "Forward-Looking Statements" and "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2011, the company's Quarterly Report on Form 10-Q for the period ended June 30, 2012 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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